SERVICES AGREEMENT
INTEGRACORE, LLC – LIFEVANTAGE CORPORATION

THIS SERVICES AGREEMENT (this “Agreement”) is dated for reference purposes only as of the 1st day of June, 2014 (the “Effective Date”) by and between IntegraCore, LLC., a Utah limited liability company (“IntegraCore”) and LifeVantage, a Colorado Corporation (“Client”) (collectively the “Parties”, and individually a “Party”) with reference to the following:

RECITALS
A.    IntegraCore is in the business of supply chain management, and provides various Services to its customers, including fulfillment, procurement, warehousing, ordering, processing, and shipping (collectively the “Services”).
B.    Client desires to engage IntegraCore to provide certain Services as defined herein.
C.    IntegraCore is willing to provide the Services in accordance with and subject to the terms and conditions of this Agreement.
NOW THEREFORE, in consideration of the foregoing facts and for other good and valuable consideration, the legal sufficiency of which are hereby acknowledged, Client and IntegraCore hereby agree as follows:

1.
Services, Pricing and Payment. The Services to be provided by IntegraCore to Client hereunder, along with the pricing and payment for services are set forth in the Statement of Work attached as Schedule A, attached hereto and incorporated and made a part of this Agreement by this reference. In the event of a conflict between the terms of this Agreement and Schedule A, the terms of this Agreement shall control.

a.
Except as expressly provided in the Statement of Work or otherwise in this Agreement, IntegraCore shall provide all equipment necessary to perform the Services in accordance with this Agreement and shall have the right to perform the Services in the manner and using the means IntegraCore deems necessary and appropriate in its sole discretion.

b.
In the event that any provision or term set forth in the Statement of Work contradicts any provision or term of the body of this Agreement, the provision or term set forth in the Statement of Work shall supersede and replace such contradictory provision or term.

c.
Client is solely responsible for all international fees and costs as set forth in the Statement of Work. Furthermore, Client is solely responsible for tax liabilities, duties, product identification, product valuation, and product registration for any and all international shipments.

2.
Term, Option and Renewal. This Agreement shall run from the Effective Date to the last date of the month thirty six (36) months following the Effective Date. The term of this Agreement shall automatically renew month to month at the expiration of the 36 month term unless either Party gives prior written notice forty five (45) days before the expiration of the initial term or the renewal term.

3.
Offer Only; Effective Date. Execution of this Agreement by Client shall constitute only an offer for services which shall not be binding unless signed and executed by only those individuals authorized to accept this Agreement on behalf of IntegraCore. IntegraCore’s sales and service representatives do not have the authority to bind IntegraCore to this Agreement. This Agreement becomes effective to bind both

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IntegraCore and Client ON THE DATE THIS AGREEMENT IS EXECUTED BY IntegraCore (the “Effective Date”). The date listed near the heading of this page, if any, is for reference purposes only.

4.
Confidentiality. Both Parties acknowledge and agree to the Confidentiality and Non-Disclosure Agreement attached hereto as Exhibit B and will execute said document, if not already signed by both Parties, in conjunction with the execution of this Agreement. Said Exhibit is made incorporated herein as if fully set forth by this reference.

5.
Ownership of Intellectual Property; No License. Each Party acknowledges that it may have access to certain intellectual property owned or licensed by the other Party in connection with this Agreement. Each of IntegraCore and Client agrees that no license or any other property right in any such intellectual property is granted to the other Party by the other as a result of this Agreement.

6.	Intentionally Omitted.

7.	Events of Default. The occurrence of any of the following shall constitute an event of default by either Client or IntegraCore (“Event of Default”) hereunder:

a.
The default in the prompt and complete payment or performance of any obligation of Client or IntegraCore now or hereinafter arising under this Agreement where such default is not cured within thirty (30) days after written notice thereof from the other Party.

b.
If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Client or IntegraCore shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; (v) admit in writing its inability to pay its debts as they become due, or (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against CLIENT or IntegraCore in an involuntary case; (b) appoints a trustee, receiver, assignee, liquidator or similar official; or (c) orders the liquidation, and in each case, the order or decree is not dismissed within sixty (60) days.

c.
The initiation of steps by any third party to obtain a lien, levy or writ of attachment or garnishment upon any or all of the Collateral or substantially all of any of the other property of Client or any guarantor of any Secured Obligation or to affect any of the Collateral or any such other property by other legal process not in the ordinary course of business by the Client, unless the same is dismissed within thirty (30) days after the initiation thereof.

d.	Should any representation or warranty by either Party be false.

e.
If either Party has a reasonable concern that the other Party may breach this Agreement, they may send a written statement setting forth the reasons for the concern of breach and make a demand for further assurances that the Party is or will continue to honor this Agreement. The Party in receipt of such request shall respond in writing to the requesting Party within twenty (20) calendar days of the written request or they shall be deemed to be in Default of this Agreement.

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8.
Remedies Upon Default. If any Event of Default occurs, IntegraCore or Client may exercise any one or more of all rights and remedies available to it under this Agreement, under applicable Utah law, at equity, or otherwise, including, without limitation:

a.	Termination of this Agreement. The non-defaulting Party may terminate this Agreement by written notice to the defaulting Party, effective upon receipt of such notice.

b.
Collection. The non-defaulting party may collect from the defaulting party all actual damages, sums, fees, costs, expenses and obligations due under this Agreement, including collection costs, pre and post judgment interest at the rate of 18% per annum, court costs (filing fees, service of process, and other court fees), and all reasonable attorney’s fees incurred by the non-defaulting party in connection with such Event of Default or the interpretation or enforcement of this Agreement or the rights and remedies of the non-defaulting party hereunder.

c.	Intentionally Omitted.

d.	Intentionally Omitted.

e.	Cumulative Remedies. The rights and remedies of each Party in this section or in any other part of this Agreement are cumulative of themselves and of every other right or remedy.

9.
Abandoned Goods. Notwithstanding the other terms of this Agreement, if at any time IntegraCore determines, in its reasonable discretion, that any goods in its possession or facility in connection with this Agreement have been abandoned by Client, IntegraCore may demand in a written notice to Client that Client, at its sole cost, remove or cause to be removed from any IntegraCore warehouse or storage facility such goods and that Client make payment of all fees, expenses and costs due; provided, however, IntegraCore shall have the right, but not the obligation, to refuse and stop any such removal, until Client makes payment of all charges, fees, expenses and costs due hereunder. If such payment is not so made and such goods are not so removed within sixty (60) calendar days of such written notice, this Agreement shall terminate as to such goods, and such goods shall then be, without any further notice to or action of Client, the sole property of IntegraCore. IntegraCore may then in its reasonable discretion move and store such goods at Client’s expense, and IntegraCore may retain all proceeds and benefits of any such action only to the extent that IntegraCore is owned monies or the goods have not been removed after written notice as set forth above. All remaining goods shall be promptly provided to Client. The rights and remedies of this section shall be cumulative of every other right or remedy.

10.	Early Termination.

a.
Notwithstanding the other terms of this Agreement, IntegraCore may terminate this Agreement during the term or any renewal term of this Agreement, if Client is storing or shipping product in violation of law, including any city, municipality, county, state, foreign, international; or in violation of intellectual property rights of another (domestic or foreign); or if Client has failed to cure any default under this Agreement, including payment, after written notice of such default and a reasonable time to cure.

b.	Notwithstanding the other terms of this Agreement, Client may terminate this Agreement during the term or any renewal term of this Agreement, if IntegraCore fails to meet expected service

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level commitments found in Schedule A, Statement of Work, if IntegraCore is storing or shipping product in violation of law, including any city, municipality, county, state, foreign, international; or in violation of intellectual property rights of another (domestic or foreign); or if IntegraCore has failed to cure any default under this Agreement, including credit, after written notice of such default.

11.
Independent Contractor. At all times IntegraCore shall be acting as an independent contractor and not as an employee, partner, joint venturer, or agent of Client. As an independent contractor, IntegraCore shall have no authority, express or implied, to commit or obligate Client in any manner whatsoever. IntegraCore shall be responsible for the payment of all federal, state or local income taxes payable with respect to all sums paid to IntegraCore under this Agreement.

12.	Representations and Warranties.

a.
IntegraCore represents and warrants to Client that: (i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah; (ii) it has the lawful right, power, authority and capacity to enter into this Agreement; (iii) the person signing this Agreement is authorized to do so; and (iv) neither the execution nor the performance of this Agreement shall constitute a violation of or interfere with IntegraCore's obligations to any third party.

b.
Client represents and warrants to IntegraCore that: (i) it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado; (ii) it has the lawful right, power, authority and capacity to enter into this Agreement; (iii) the person signing this Agreement is authorized by Client as an officer, director, or manager, or has such authority by a declaration to do so; and (iv) neither the execution nor the performance of this Agreement shall constitute a violation of or interfere with Client's obligations to any third party.

c.
None of the Parties makes any representation or warranty except those expressly set forth in this Agreement, attachments or exhibits hereto. Each Party disclaims all other warranties and conditions, express, implied or statutory, including without limitation the implied warranties of title, non-infringement, merchantability, and fitness for a particular purpose.

13.
Limitation of liability. Notwithstanding any other provision in this Agreement (including Schedules and Exhibits), each Party's maximum liability to the other under this Agreement for any cause whatsoever, regardless of the form of action, whether in contract or in tort, including but not limited to negligence of the other Party and indemnification obligations, shall be limited to the recovery of actual damages. In addition, neither Party shall be liable to the other Party for lost profits or special, incidental or consequential damages, and punitive damages, whether based in contract or tort (including negligence, strict liability or otherwise), and whether or not advised of the possibility of such damages.

14.	Inventory Shrinkage; Insurance; Carrier Claims; and Shipping Errors.

a.	Once IntegraCore has received Client’s inventory items into IntegraCore’s systems and physical warehouses in connection with this Agreement, IntegraCore will be responsible for any actual

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loss or damage to goods in its possession in excess of 2% (.02) inventory accuracy. Inventory accuracy shall equal the number of deviated units below 99.0% x actual cost of missing product in credit reimbursement.

b.
Client shall insure, at its own expense, its inventory against loss from flood, fire, theft, etc. just as it would if its inventory were in its own warehouse. IntegraCore shall, during the term here of, maintain in full force and effect the insurances listed below. IntegraCore shall provide a certificate of insurance evidencing the insurances listed below. The Commercial General Liability insurance will be endorsed to add Client as an Additional Insured as respects to Integracore’s obligations under this agreement.

i.	Commercial Liability insurance with respect to coverage for the property of others stored at its properties, with a limit not less than $5 Million per occurrence

ii.	Commercial General Liability insurance not less than $5 Million per occurrence

iii.	Business Automobile Liability insurance not less than $1 Million per occurrence

iv.	Workers Compensation insurance per State statute

c.
In the event a shipment or any part of it is received in damaged condition, Client shall work with the carrier or manufacturer/supplier to remedy damages. Where damages are not noted on the Bill of Lading, Client will work with IntegraCore to remedy said damages. Further, Client shall be responsible for filing a claim with the carrier if Client’s carrier account was used, and IntegraCore shall be responsible for filing a claim with the carrier if IntegraCore’s carrier account was used, after such claim is raised to IntegraCore and all required information has been provided by Client.

d.
Client shall be solely responsible to provide all shipping information and data for shipping product via portkey (or otherwise) to Client’s customers. IntegraCore shall not be responsible for any shipment, fees, taxes, fines, or costs whatsoever for shipments that contained inaccurate, incorrect, or misinformation provided by Client.

e.
If IntegraCore incorrectly ships product due to its own error, then IntegraCore shall pay the actual cost for any item and the pick pack and shipment for the re-shipment of any product at the same shipping method as the original shipment method at IntegraCore’s sole cost.

15.	Indemnification.

a.
Subject to the limitations on liability found herein, IntegraCore shall indemnify, hold harmless and defend Client and each person or entity that is an officer, director, member, manager, employee, affiliate or agent of Client from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including reasonable legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered (collectively, “Losses”) by any such person or entity arising out of or in connection with: (i) the breach of any representation or warranty made by IntegraCore hereunder; (ii) the breach of any term or provision of this Agreement or (iii) any intentional or negligent act by IntegraCore or its employees or agents in connection with the performance by IntegraCore or its employees or agents hereunder, provided such negligent act or omission was not done or omitted at the direction of Client.

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b.
Subject to the limitations on liability set forth herein, Client shall indemnify, hold harmless and defend IntegraCore and each person or entity that is an officer, director, employee, affiliate or agent of IntegraCore from and against any and all losses by any such person or entity arising out of or in connection with: (i) the inaccuracy or breach of any representation or warranty made by Client hereunder; (ii) the breach of any term or provision of this Agreement by Client; (iii) any negligent act or omission by Client or its employees or agents in connection with the performance by Client or its employees or agents hereunder, provided such negligent act or omission was not done or omitted at the direction of IntegraCore; (iv) for any and all claims brought under a theory of contract, statute or tort law against IntegraCore regarding the manufacturing, instructions, warnings, contents, or use of Client’s product ; (v) any claim against IntegraCore alleging violation of intellectual property rights, including patent infringement, trademark, trade dress, trade secrets, and copyright for any product or agreed to use of information provided by Client to IntegraCore under this Agreement; and (vi) any unpaid transportation charges in connection with Products Client caused to be shipped to or from IntegraCore for fulfillment. This provision shall survive and termination or cancelation of this Agreement.

16.
Audit Rights. IntegraCore shall keep for at least four (4) years from the date of distribution proper records and books of accounting relating to the Services provided to Client. Once every six (6) months, Client or its designee may inspect such records to verify such reports. If the audit finds material discrepancies between the books and records and the audited results, the Parties agree the frequency of the audits may be increased to the extent reasonably necessary to satisfy the purposes of this Agreement. Any such inspection will be conducted at the sole expense of Client and shall be in a manner that does not unreasonably interfere with IntegraCore's business operations. This provision shall not survive the termination of this Agreement.

17.
Shortages/Nonconforming Goods. Claims for shortages that are not attributable to a carrier, or for nonconforming goods, are to be reported in writing to IntegraCore's customer care department within ten (10) days after receipt of shipment, otherwise the claim will not be allowed and Client shall be deemed to have waived such claim.

18.
Sale and Use Taxes. Client agrees to pay, when due, any and all applicable sales and use taxes on any products or Services sold to Client by IntegraCore. Client agrees to indemnify and hold IntegraCore harmless for any and all applicable sales and use taxes that remain unpaid when due on any products or Services sold to a customer of Client by IntegraCore. This provision shall survive and termination or cancelation of this Agreement.

19.
Subcontractors. IntegraCore may, in its reasonable discretion, subcontract certain individuals to assist in the performance of all or any part of the work ordered by Client or to otherwise be performed by IntegraCore hereunder. The use of a subcontractor by IntegraCore shall not create any contractual relationship or obligations between any subcontractor and Client.

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20.
Non-Solicitation Clause. Client agrees and acknowledges that IntegraCore has invested significant time and money into the development of its employees and into each of its employee’s training, understanding and skill. Thus, Client agrees that it shall not directly solicit, make offers of employment, or hire employees of IntegraCore, during the term of this Agreement, without the prior written consent of IntegraCore, which shall be granted or withheld in IntegraCore’s sole discretion. This convent shall not apply to employees of IntegraCore who directly respond to Client’s advertisement for a position or the advertisement of an agent of Client. Client further acknowledges that any breach of this Section may cause IntegraCore irreparable harm for which no adequate remedy exists at law, and agrees that upon any such breach of this Section, IntegraCore shall be entitled to seek injunctive relief, without any requirement to post a bond, and without prejudice to any other right or remedy that IntegraCore may have in law or equity.

21.	Miscellaneous.

a.
Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and shall be delivered by personal delivery, overnight courier, U.S. certified mail addressed, or facsimile to the receiving Party at the address or facsimile number set forth below. Any Party may change the address set forth below by notice to each other Party given as provided herein. All such communications and all time periods based on such communications shall be effective when received.

LIFEVANTAGE CORPORATION Attn: Robert Urban 9785 S Monroe Street, Suite 300 Sandy, Utah 84070 Office: 801-432-9000	INTEGRACORE, LLC: Attn: Kurt Flygare 6077 W. Wells Park Rd. West Jordan, Utah 84081 Office: 801-994-3921 Facsimile: 801-838-8890

b.
No Waiver. No failure to exercise, delays in exercising, or single or partial exercise of any right, power or remedy by any Party shall constitute a waiver thereof. No provision of this Agreement shall be deemed waived unless such waiver shall be in writing signed by the waving Party. No waiver by any Party of any of its rights or remedies on any one occasion shall operate as a waiver of any other of its rights or remedies or any of its rights or remedies on a future occasion.

c.
Entire Agreement. This Agreement, including its schedules and exhibits, constitutes the entire Agreement of the Parties with respect to the subject matter hereof and shall supersede all other representations, statements, Agreements, written or oral, between the Parties unless reduced to writing and made a part of this Agreement. Client acknowledges and agrees that Client is not relying upon any other agreements, understandings, inducements, promises, representations or warranties, express or implied made by any sales person, employee or agent of the IntegraCore unless reduced to writing and made a part of this Agreement.

d.
Interpretation. Headings in this Agreement are included for reference purposes only and shall not affect the meaning of any provisions of this Agreement. Client (and/or Client’s counsel) has reviewed this Agreement and Client agrees that any rule of contract interpretation that ambiguities or uncertainties are to be interpreted against the drafting party or the party who

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caused it to exist shall not be employed in the interpretation of this Agreement. As used in this Agreement, the word “including” means “including but not limited to.” The words Client and IntegraCore shall include the plural as well as the singular. In the event that there is more than one entity or person comprising Client, each of the entities or persons is jointly and severally liable under this Agreement.

e.
Assignment. Neither Party shall assign or transfer this Agreement, or any right or obligation hereunder, without the prior written consent of the other Party. For purposes of this paragraph, the term “assign or transfer” shall include any merger, sale of stock or other change in control of Client that results in a change in equity ownership of the Party of fifty percent (50%) or more.

f.	Amendment. This Agreement shall not be amended or modified except by written document signed by all of the Parties.

g.	Survival. The obligations arising under Sections 4, 5, 8, 9, 11, 13, and 15 of this Agreement shall survive any expiration or termination of this Agreement.

h.
Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflicts-of-laws principles that would require the application of any other law. Each of the Parties hereto irrevocably submits to the jurisdiction of each federal or state court located in Salt Lake County, Utah and waives any objection it may now or hereafter have to venue or to convenience of forum.

i.
Attorney’s Fees and Other Expenses. Each Party shall pay all reasonable costs and expenses incurred by or on behalf of the other Party in connection with the other Party’s exercise of any or all of its rights and remedies under this Agreement, including, without limitation, reasonable attorneys’ fees.

j.	Binding. This Agreement shall be binding on the Parties and their respective heirs, successors and assigns.

k.
Severability. In the event that any provision of this Agreement is held invalid, illegal or unenforceable by any court of competent jurisdiction, such portion shall be deemed severed from this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect as fully as though such invalid, illegal, or unenforceable portion had never been part of this Agreement.

l.
Force Majeure. Neither Party shall be liable to the other for any delay or failure of performance hereunder where the delay or failure is caused by strikes, lockouts, war, riots, insurrection, civil commotion, failure of supplies from ordinary sources, fire, flood, storm, accident, any act of God, or any other cause beyond the control of the Party. The Party claiming the benefit of this provision shall use their best efforts to remove any such causes and to resume performance under this Agreement as soon as is feasible. Performance by the other Party shall be suspended and excused during any such delay or failure.

m.	Cooperation. Each Party agrees to execute and deliver such further documents and to cooperate as may be necessary to implement and give effect to the provisions contained herein.

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n.
Counterparts. This Agreement may be signed in counterparts and by signature sent by facsimile, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective for all purposes as of the Effective date.

IntegraCore IntegraCore, LLC., a Utah limited liability company By: /s/ Kurt Flygare Its: President Date (“Effective Date”): 5/30/2014	LifeVantage Corporation LifeVantage Corporation a Colorado Corporation By: /s/ Douglas C. Robinson Its: President and CEO Date: 5/28/2014

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SCHEDULE A – STATEMENT OF WORK – LifeVantage

Pricing

Order Processing Pricing shall be set forth in the following table.

Pricing	Order Type
Measurement	Mass Mail Order	Standard Order
Per order	[***]	[***]
Per line	[***]	[***]
Per unit	[***]	[***]
International Fee	[***]	[***]
Packaging Fill per Order	[***]	[***]

Billed only when incurred

A.	Storage pricing

a.	[***] per month for pallet locations (to be prorated and billed on a weekly basis)

b.	[***] per month for pick locations (to be prorated and billed on a weekly basis)

B.	Will Call Orders / International Bulk Orders

a.	Will call orders Standard Pick Pack Fees Apply

C.	Placing Bar-code on to finished goods [***] Each

D.	Container Unload Floor stack*

a.	53’ Container [***] Each

b.	40’ Container [***] Each

c.
20’ Container                    [***] Each
*Container unload fee does not include the receiving charges for all products received. As such, an additional receiving fee will also be assessed. Does not include pallets required for put away.

E.	Implementation Setup Fee (One Time) [***]

F.	Kitting & Assembly As Quoted/Minimum of [***]

G.	Receiving Requirements Refer to IntegraCore routing guide

a.	Pallet/new license receipt [***] Each

b.
Labor to correct other nonconformance issues (labeling, pallet quality, re-boxing, sorting through mixed pallets, down stacking, re-palletizing for non-standard pallets and pallets out of dimensional specification (48X40X52), etc.)    [***] per Hour

c.	Supplied Pallet [***] per pallet

H.	IT Custom Development [***] per Hour

I.	IT Re-implementation [***] Charge

J.	Account Management Fee [***] Per Month

K.	3rd Party Billing Fee [***] Per Order

L.	Returns Processing [***] Per Order

M.	White Glove Fee

a.	2-4 Business Hours Notice [***] Per Order

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b.	4-6 Business Hours Notice [***] Per Order

c.
If freight orders need to be rushed out in less than two business days, this will be priced at time of request if approved by Account manager. Rush freight orders must be approved by Account Manager before guaranteeing service.

N.	Delivery Services

a.	Per Delivery-Small Van(small pallet of product) – Salt Lake Valley [***]

b.	Per Delivery-Large Truck(2 to 12 pallets) – Salt Lake Valley [***]

c.	Per Delivery –Small Van(small pallet) – Davis or Utah County [***]

d.	Per Delivery-Large Truck(2 to 12 pallets) – Davis or Utah County [***]

O.	Physical inventory counts

a.	Integracore shall provide free of charge: count sheets, Account Manager/CSR time, update of inventory adjustments after count is complete

b.	[***] per hour for Integracore employees helping during the PI count

c.	If the PI requires extra Integracore lifts above one lift these will be billed for these at a rate of [***] per day.

d.
If scissor lifts need to be rented from an outside company the charge is [***] per day per lift (This will commonly be charged for Quarter end and Year end counts and includes rental, pick-up, and delivery fees)

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P.	Hong Kong Rate Table:

Basic Services	Rates (USD)
Storage & Inventory Management • Goods stored under ambient environment	[***] per CBM per day
Goods Receiving, Sorting & Handling (excluding materials)	[***] per CBM plus [***] per SKU (Min. [***] per order)
Order Administration & Processing *(excluding materials) Payment Collection if applicable – Cash Collection [***] on collection amount (minimum [***] per order)
•    [***] per order; plus [***] per unit
•    Will Call Handling(Order input before visit) [***] per order plus [***] per unit
•    Will Call Handling(Order input at V-Logic) [***] per order plus [***] per unit
•    Will Call Handling Admin - [***] per month

Local Hong Kong Pick Up & Delivery to Commercial or Residential Address
*    Delivery to commercial address (includes hospitals), street retail outlets, distributors and wholesalers between V-Logic and the collection/ delivery point in any land bound locations in Hong Kong (non-central warehouse)
*    Delivery to residential address between V-Logic and the collection/ delivery point in any land bound locations in Hong Kong

	1 kg	[***]
	2 kg	[***]
	3 kg	[***]
	4 kg	[***]
	5 kg	[***]
	6 kg	[***]
	7 kg	[***]

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Remarks:
*    Delivery to counter/ warehouses at department stores (e.g. Sogo, City Super, Seibu, and Wing On, etc.) is subject to a minimum of US [***] per order
*    Delivery to central warehouses of department store/ chain stores (e.g. Mannings, etc.), freight forwarder warehouses, airports or ocean ports is subject to a minimum of US [***] per order
*    Service fee exclude materials (such as pallets, packing carton boxes, etc.)

8 kg	[***]
9 kg	[***]
10 kg	[***]
11 kg	[***]
12 kg	[***]
13 kg	[***]
14 kg	[***]
15 kg	[***]
16 kg	[***]
17 kg	[***]
18 kg	[***]
19 kg	[***]
20 kg	[***]
21 kg	[***]
22 kg	[***]
23 kg	[***]
24 kg	[***]
25 kg	[***]
Over 25 kg	[***] + [***] per kg for weight over 25kg

*Materials- shipping boxes, void fill or any other special required packaging for orders. This will be determined on a case by case basis.

Return Order Handling	• [***] per order up to 3 units • Additional Units will be [***] per unit

Service Level Commitment –

A.	Account Management. You will be assigned a dedicated Account Manager.

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a.	Personal account management

b.	Project management

c.	Quarterly cycle count and real time reporting

d.	Unlimited PortKey access for downloadable reports and order entry

e.	Quarterly Business Review (QBR) will be scheduled by your Account Manager to ensure expectations and needs are being met.

B.	Receiving

a.	Dock to stock (on time)- >=4 and <8 business hours

b.	All conforming receipts will be received into IntegraCore ‘s system within 1 business day of delivery

C.	Inventory

a.	Overall Inventory unit accuracy- >99.70%

b.	Cycle count- one complete count of all items per quarter

c.	Location audit- one complete audit per quarter

i.	Three business day notice required prior to inventory inspection

d.	Physical inventory counts are the responsibility of the client, not IntegraCore. These are to be arranged through the Account Manager

e.
Once IntegraCore has received Client’s inventory items into IntegraCore’s systems and physical warehouses, in connection with this Agreement, IntegraCore will be responsible for any damage to the goods in its possession once the receipt has been transacted. For those damaged items, IntegraCore shall issue a credit memo to the client for the actual manufacturing cost x item quantity damaged.

f.
An item shall be deemed as lost if the quantity in IntegraCore’s system is lower than what is physically in the location for that license plate. All lost items/quantities shall be transacted to a “Lost Hold” location and shall remain on lost hold until the item is found or until the end of the calendar month the item was put on Lost Hold, but no item shall be held one month to the next in the Lost Hold location. All items still on Lost Hold at month end shall be issued out of IntegraCore’s system in the following manner:

i.	All A items (outlined below) remaining on Lost Hold at month end, IntegraCore may write off 2.5% or below that specific license plates quantity.

ii.	B and C items (outlined below) remaining of Lost Hold at month end, IntegraCore may write off 5% of that specific item’s license plates quantity.
For any quantity written off at month end over the 2.5% or 5% threshold, respectively, IntegraCore shall issue a credit memo to the client for the actual manufacturing cost x item quantity written off over the percentage outline above. If any item that is put on Lost Hold will cause the Client to backorder, the Client shall reorder the quantity needed to prevent the backorder and shall be reimbursed by IntegraCore for that order.

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Items Classification Schedule
A Items
-Vantage Packs, Start Kits, Protandim, Protandim Samples, TrueScience, TrueScience Samples, Canine
-Any Raw Material (i.e. Bacopa, Milk Thistle, etc.)
-Any other non-literature finished good excluding swag
B Items
-Packaging, Literature (Non-Kits, i.e. Start Kits, Vantage Packs, etc.), Recognition Pins, Labels
C Items
-Swag (items numbers beginning with an 8)

D.	Production

a.	Assembly on time based on delivery date as long as all inventory is available when Production PO is issued with 5-business day notice- 99.80%

E.	Shipping Quality (On Time)

a.	Express Orders (11 AM Mountain Time cutoff, same day)- 100%

b.	Standard Orders (8 AM Mountain Time cutoff, same day)- >99.80%

F.	Shipping Quality

a.	Small Parcel Orders Accuracy Percentage - >99.70%

b.	Bulk/Freight Orders Accuracy Percentage –

i.	A items – 99.7%

ii.	B/C items – 97%
If IntegraCore incorrectly ships product due to its own error exceeding the variances above, IntegraCore shall pay the     actual cost for any product, the pick pack, and shipping charges for any re-shipment of the product. The re-shipment method shall be at the sole discretion of the Client. All incurred charges for the products, pick pack, and shipping shall be credited as a reimbursement to the Client.

G.	Bulk Orders

a.	Order Turnaround Time – 2 to 4 business days (depending on size of order, and based on monthly forecast provided by Client)

***All Accuracy measures are dependent on incoming product conforming to Integracore Routing Guide with an accuracy of 99.8%. If inbound shipments fall below this level of accuracy the KPI accuracy measures listed above cannot be guaranteed. Integracore, LifeVantage, and its’ vendors shall review non-conforming receipts monthly in order to make improvements where necessary.
This accuracy will be measured based on item and box labeling conforming with the Routing Guide as well as matching the packing slip provided from the vendor.

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Mutual Expectations

Open Account Agreement:	All accounts, including pre-pay and COD, must have a current completed and signed IntegraCore Open Account Agreement on file.
Sales Tax Forms:	Client must provide all necessary Sale Tax Exempt forms, including additional forms as may be requested by IntegraCore.
Credit Terms:	On approval of credit, initial payment terms are: • Net 15 Days – Assembly and procurement. • All shipping charges Net 7 Days—pick, pack, shipping, receiving etc…
Freight:	Unless otherwise stated, all prices reflect F.O.B. Salt Lake City, UT and/or Atlanta, GA. Freight is prepaid and added to invoice.
Specifications:	Prices in this statement of work may be revised if actual job specifications or instructions differ from those received for the purposes of this statement of work.

IntegraCore, LLC., a Utah limited liability company By: /s/ Kurt Flygare Its: President Date (“Effective Date”): 5/30/2014	LifeVantage Corp By: /s/ Douglas C. Robinson Its: President and CEO Date: 5/28/2014

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Mutual Confidentiality Agreement

This Mutual Confidentiality Agreement is effective as of May 22, 2014 (the “Effective Date”), by and between IntegraCore, LLC (“IntegraCore”), with offices at 6077 West Wells Park Road, West Jordan, Utah 84081, and LifeVantage Corporation, a Colorado corporation (“LifeVantage”) with offices at 9785 S. Monroe Street, Suite 300, Sandy, Utah 84070 (each hereinafter a “Discloser” if they are disclosing Confidential Information to the other party, and a “Recipient” if they are receiving Confidential Information from the other party).

WITNESSETH

WHEREAS, the parties wish to enter into discussions relating to warehousing, storage, inventory, transport, and shipping of goods and/or possible commercial relationships between the parties (the “Subject Matter”).

WHEREAS, during such discussions, Discloser may disclose to Recipient its confidential and proprietary scientific, technical and commercial information relating to the Subject Matter. Such information is being disclosed solely for the purposes of 1) determining whether Discloser and Recipient will enter into a business relationship with respect to the Subject Matter and 2) the negotiation and execution of any agreements between the parties relating to the Subject Matter (the “Purpose”).

WHEREAS, the parties desire to enter into this Agreement with each other to protect the confidentiality of the Confidential Information (as defined below).
NOW, THEREFORE, the parties, in consideration of the mutual covenants and conditions set forth below, do hereby agree as follows.

1.	Confidential Information. As used herein, the term “Confidential Information” shall mean:

(i)
any information disclosed by Discloser or its Affiliates, or its or their directors, officers, agents and representatives relating to Discloser or its Affiliates, including any clinical or preclinical data, tangible and intangible information relating to chemical and biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, know-how, trade secrets, plans, business strategy, patent rights, licenses, suppliers, designs, processes, formulas, manufacturing techniques, discoveries, inventions and ideas, improvements, developments, product specifications, machinery, drawings, photographs, equipment, devices, tools and apparatus, sales and marketing data and plans, pricing and cost information, distributor, customer, manager, staff and supplier information and any other technical or business information. "Affiliates" shall mean with respect to Discloser or Recipient, any subsidiaries or holding companies or the subsidiaries of any such holding companies;

(ii)	analyses, compilations, studies, reports and other documents prepared by Recipient to the extent that they contain or reflect the information specified in paragraph (i) above;

(iii)	the Subject Matter and the existence and contents of this Agreement.

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If disclosed in written, graphic or physical form, Discloser shall use reasonable efforts to label such Confidential Information as confidential or proprietary information of Discloser, or if disclosed orally, Discloser shall use reasonable efforts to identify such Confidential Information as confidential at the time of disclosure.

2.
No License; No Further Agreement. Each party retains all right, title and interest in and to its Confidential Information. The execution of this Agreement or the disclosure of Confidential Information hereunder shall not be deemed to constitute or imply any license or right to use or practice the same except as expressly provided herein, whether or not such Confidential Information is patented or patentable, nor as an obligation to enter into any further agreement relating to any of the Confidential Information or the Subject Matter.

3.
Confidentiality & Non-Use Obligations. For a period of five (5) years from the date of disclosure (the “Confidentiality Period”), Recipient shall hold secret and confidential any and all Confidential Information received by it hereunder and (i) shall use Confidential Information exclusively for the Purpose and not otherwise, (ii) shall not, without the prior written consent of Discloser, disclose such Confidential Information to anyone, except pursuant to Section 4 below, (iii) shall not use Confidential Information of Discloser for its own benefit (other than for the Purpose) or the benefit of any third party, including, without limitation, with respect to research, product development or patent filings, (iv) shall protect the confidentiality of the Confidential Information of Discloser using at least the same level of efforts and measures used to protect its own confidential information, and not less than commercially reasonable and customary efforts and measures; (v) shall not copy, reproduce or duplicate the other Party’s Confidential Information except to the extent required for the Purpose, or as otherwise provided herein; and (vi) shall notify Discloser as promptly as practicable of any unauthorized use, disclosure or loss of the Confidential Information of Discloser. During the Confidentiality Period and thereafter, Recipient shall not use the Confidential Information for any purpose except in connection with the Purpose, or as otherwise specified in a separate instrument executed by the parties hereto.

Recipient shall return to Discloser all Confidential Information upon Discloser’s request, including all copies thereof and any documents, electronic files, notes, extracts, analysis or articles that contain, reflect or is derived from Confidential Information; provided, however, that one (1) copy of the Confidential Information may be retained internally by Recipient’s legal department, or at another location, for the sole purpose of determining the Recipient’s continuing obligations to Discloser hereunder, provided that in such case the Confidential Information shall continue to be kept secret and confidential in accordance with Section 3.

4.
Limitations on Disclosure. Recipient shall limit disclosure of Discloser’s Confidential Information to its directors, officers, employees, consultants, agents and advisers and that of its Affiliates (each, a "Recipient Related Party") as necessary for the Purpose, who are informed of the confidential nature of Discloser’s Confidential Information and the other restrictions contained herein. Recipient shall ensure that each such Recipient Related Party is obliged (whether by its contract of employment or service of other contract or by law) to comply with such restrictions and obligations and shall

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ensure that each such Recipient Related Party complies with such restriction and obligations and Recipient shall enforce the obligation to do so at Recipient's expense. The Recipient shall be responsible for any breach of the terms of this Agreement by any of its Recipient Related Parties.

5.	Exceptions to Confidentiality Obligations. Recipient’s obligations shall not apply to Confidential Information which

(a)	was already known to Recipient prior to disclosure hereunder, as evidenced by Recipient’s competent records, other than as a result of prior confidential disclosure by Discloser;

(b)	was in the public domain at the time of disclosure, or subsequently enters the public domain without violation by Recipient of its obligations hereunder;

(c)	is rightfully received by Recipient from third parties who have no obligations of confidentiality to Discloser; or

(d)	is independently developed by Recipient without use of or reliance on the Confidential Information, as evidenced by Recipient’s contemporaneous tangible records.

Recipient may disclose Confidential Information that is required to be disclosed by any applicable statute, law, rule or regulation of any governmental authority or pursuant to any order of any court of competent jurisdiction; provided that Recipient shall advise Discloser in a timely manner prior to making any such disclosure to enable Discloser to apply for such legal protection as may be available with respect to the confidentiality of the Confidential Information.

6.
Injunctive Relief/Specific Performance. The parties hereto acknowledge and agree that the extent of damages to Discloser in the event of a material breach by Recipient of this Agreement would be difficult or impossible to ascertain and that there is and will be available to Discloser no adequate remedy at law in the event of such a material breach. Consequently, the Recipient agrees that in the event of such a material breach or threatened breach, Discloser shall be entitled, in addition to any other remedies (including damages), to request the specific performance of any or all of the covenants contained in this Agreement by an injunction or other equitable relief.

7.
Fax or Email Signatures. In the event the parties execute this Agreement by exchange of faxed signed copies or emailed digital scans of signed copies, the parties agree that, upon being signed by both parties, this Agreement shall become effective and binding and that such faxed or emailed signed copies will constitute evidence of the existence of this Agreement.

8.
Governing Law; Assignment; Amendment. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, United States of America and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party. Any such purported assignment shall be void. This Agreement is the complete agreement between the parties as of the Effective Date, as to the matters described herein and supersedes all prior discussions, correspondence, negotiations or agreements, written or oral as to such matters. No modification, amendment or waiver or any provision of this Agreement shall be effective unless in writing, specifically referring hereto and signed by both parties.

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9.
Notice. Any notice or other communication to be given under this Agreement shall be delivered personally, sent by international 2-day courier, or facsimile transmission (followed by a copy by international 2-day courier). All such notices or other communications shall be deemed to have been delivered at the time of such delivery if received prior to 5 p.m. on a business day at the recipient address and, if other than prior to 5 p.m. on a business day at the recipient address, on the next business day.

LifeVantage:	LifeVantage At the address set forth at the beginning of the Agreement. Attention: General Counsel
IntegraCore:	IntegraCore, LLC At the address set forth at the beginning of the Agreement.

10.
Term and Termination. The term of this Agreement shall be one (1) year from the Effective Date; provided, that the parties may extend the term by mutual written agreement. Notwithstanding the foregoing, either party may terminate this Agreement by giving thirty (30) days’ written notice to the other party or upon the material breach of this Agreement by the other party, which material breach continues unremedied for thirty (30) days after delivery to the breaching party by the nonbreaching party of notice of the material breach. The rights and obligations of confidentiality and limited use of this Agreement shall survive and continue for the duration of the Confidentiality Period, after any expiration or termination of this Agreement.

11.
No Other Obligations. Neither this Agreement nor the disclosure or receipt of Confidential Information hereunder shall constitute or imply any promise or intention by one party to make any purchase of products or services from the other party or enter into any other agreement(s) with the other party. A subsequent business relationship regarding the Subject Matter, if any, shall be governed by the terms of a separate agreement.

12.
Jurisdiction. The parties will submit any dispute or claim arising under this Agreement to the exclusive jurisdiction of the state and federal Courts sitting in the County and State of Salt Lake, Utah, and the parties hereby submit to, and waive any objection to, personal jurisdiction and venue in such courts for such purpose.

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This Confidentiality Agreement is executed as of the Effective Date by the parties’ duly authorized representatives.

LifeVantage Corporation	IntegraCore, LLC
By: /s/ Mike Gallman	By: /s/ Kurt Flygare
Name: Mike Gallman	Name: Kirt Flygare
Title: Director of Supply Chain	Title: President

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